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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                 July 8, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-EIF UCSS-3                                317421   2-68060    811-3044


DEFINED ASSET FUNDS- GNMA SERIES 1V DAF                       892634   33-49091   811-2810
DEFINED ASSET FUNDS- GNMA SERIES 1W DAF                       893060   33-53181   811-2810


DEFINED ASSET FUNDS-MITF IS-178                               803845   33-45958   811-1777
DEFINED ASSET FUNDS- IS-191 DAF                               803874   33-49447   811-1777
DEFINED ASSET FUNDS- IS-233 DAF                               804058   333-0157   811-1777

DEFINED ASSET FUNDS-MITF ITS-151                              780799   33-34135   811-1777
DEFINED ASSET FUNDS-MITF ITS-190                              868095   33-46843   811-1777
DEFINED ASSET FUNDS- ITS-205 DAF                              868112   33-49425   811-1777
DEFINED ASSET FUNDS- ITS-206 DAF                              868113   33-49501   811-1777
DEFINED ASSET FUNDS- ITS-230 DAF                              910376   33-53167   811-1777
DEFINED ASSET FUNDS- ITS-231 DAF                              910377   33-53281   811-1777
DEFINED ASSET FUNDS- ITS-253 DAF                              924345   33-58435   811-1777

DEFINED ASSET FUNDS- MPS-527 DAF                              892745   33-49389   811-1777
DEFINED ASSET FUNDS- MPS-540 DAF                              892762   33-52453   811-1777
DEFINED ASSET FUNDS- MPS-606 DAF                              947137   333-2311   811-1777

DEFINED ASSET FUNDS-MITF MSS-4                                881828   33-47649   811-1777
DEFINED ASSET FUNDS- MSS-205 DAF                              924303   333-0157   811-1777
DEFINED ASSET FUNDS- MSS-310 DAF                              1031541  333-2333   811-1777
DEFINED ASSET FUNDS- MSS-311 DAF                              1031542  333-2452   811-1777
DEFINED ASSET FUNDS- MSS-33 DAF                               895620   33-49427   811-1777
DEFINED ASSET FUNDS- MSS-60 DAF                               910006   33-52755   811-1777
DEFINED ASSET FUNDS- MSS-62 DAF                               910009   33-53285   811-1777
DEFINED ASSET FUNDS-MITF MSS 8R                               868161   33-40108   811-1777

DEFINED ASSET FUNDS-MITF NYS A                                725648   2-85869    811-1777


DEFINED ASSET FUNDS- US GOVT ZERO COUP BD SER 8 DAF           893202   333-3610   811-2810

TOTAL:   26 FUNDS

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